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                                 UNIQUIP  CORPORATION

                    7701 Forsyth BoulevardClayton, Missouri 63105

                             SUBORDINATED NOTE AGREEMENT



                                Dated August 16, 1996






                          $14,000,000 15% Subordinated Note

                                Due February 28, 2004





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                                  TABLE OF CONTENTS



SECTION            HEADING                                                PAGE

1.      DESCRIPTION OF NOTE AND COMMITMENT . . . . . . . . . . . . . . .    1

        1.1    Description of Note . . . . . . . . . . . . . . . . . . .    1
        1.2    Commitment and Closing Date . . . . . . . . . . . . . . .    2

2.      REPAYMENT OF NOTE  . . . . . . . . . . . . . . . . . . . . . . .    2

        2.1    Required Payment  . . . . . . . . . . . . . . . . . . . .    2
        2.2    Optional Prepayments  . . . . . . . . . . . . . . . . . .    2
        2.3    Payments In Kind of Interest. . . . . . . . . . . . . . .    3
        2.4    Direct Payment  . . . . . . . . . . . . . . . . . . . . .    3

3.      COMPANY COVENANTS  . . . . . . . . . . . . . . . . . . . . . . .    4

        3.1    Senior Indebtedness . . . . . . . . . . . . . . . . . . .    4
        3.2    Performance of Obligations. . . . . . . . . . . . . . . .    4

4.      EVENTS OF DEFAULT AND REMEDIES THEREFOR  . . . . . . . . . . . .    4

        4.1    Events of Default . . . . . . . . . . . . . . . . . . . .    4
        4.2    Acceleration of Maturity. . . . . . . . . . . . . . . . .    5
        4.3    Rescission of Acceleration. . . . . . . . . . . . . . . .    5

5.      AMENDMENTS, WAIVERS AND CONSENTS . . . . . . . . . . . . . . . .    6

        5.1    Consent Required  . . . . . . . . . . . . . . . . . . . .    6
        5.2    Effect of Amendment or Waiver . . . . . . . . . . . . . .    7

6.      INTERPRETATION OF AGREEMENT; DEFINITIONS . . . . . . . . . . . .    7

        6.1    Definitions . . . . . . . . . . . . . . . . . . . . . . .    7
        6.2    Accounting Principles . . . . . . . . . . . . . . . . . .   10
        6.3    Directly or Indirectly  . . . . . . . . . . . . . . . . .   11

7.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . .   11

        7.1    Registered Note . . . . . . . . . . . . . . . . . . . . .   11
        7.2    Exchange of Note  . . . . . . . . . . . . . . . . . . . .   11
        7.3    Loss, Theft, Etc. of Note . . . . . . . . . . . . . . . .   12
        7.4    Expenses, Stamp Tax Indemnity . . . . . . . . . . . . . .   12
        7.5    Powers and Rights Not Waived; Remedies
                 Cumulative  . . . . . . . . . . . . . . . . . . . . . .   12
        7.6    Notices . . . . . . . . . . . . . . . . . . . . . . . . .   13
        7.7    Successors and Assigns  . . . . . . . . . . . . . . . . .   13
        7.8    Survival of Covenants and Representations . . . . . . . .   13
        7.9    Severability  . . . . . . . . . . . . . . . . . . . . . .   13


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        7.10   Governing Law . . . . . . . . . . . . . . . . . . . . . .   14
        7.11   Captions  . . . . . . . . . . . . . . . . . . . . . . . .   14
        7.12   Limitation on Interest  . . . . . . . . . . . . . . . . .   14
        7.13   Statement Pursuant to Section 432.045 of the
                 Revised Statutes of Missouri  . . . . . . . . . . . . .   14

8.      [Intentionally Deleted]

9.      Execution; Counterparts. . . . . . . . . . . . . . . . . . . . .   14


Attachment to Note Agreement:

Annex I     - Form of Subordinated Note



                                         iii


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                                 UNIQUIP CORPORATION
                                7701 FORSYTH BOULEVARD
                               CLAYTON, MISSOURI 63105
                             SUBORDINATED NOTE AGREEMENT


                          $14,000,000 15% Subordinated Note
                                Due February 28, 2004



THE BOATMEN'S NATIONAL BANK OF ST. LOUIS
One Boatmen's Plaza, 14th Floor
800 Market Street
St. Louis, Missouri  63101
Attention:  Leveraged Finance Group -- TRAK Internaional, Inc.


Notices to be addressed as above and
all payments to be credited (by Federal
funds wire transfer or other immediately available funds) to The Boatmen's National Bank of St. Louis'
Account No. _____________ at


        Boatmen's Bank
        One Boatmen's Plaza
        St. Louis, MO  63102
        ABA    081000032
        Attn:  Leveraged Finance Group -- TRAK International, Inc.



identifying each such payment as principal or interest with respect to the 15% Subordinated Note Due February 28, 2004 of UNIQUIP CORPORATION

Gentlemen:

    The undersigned, UNIQUIP CORPORATION, a Delaware corporation (the "Company"), agrees with you as follows:

SECTION 1.    DESCRIPTION OF NOTE AND COMMITMENT.

      1.1.    DESCRIPTION OF NOTE.

              The Company will authorize the issue and sale of its Subordinated
Note in the principal amount of $14,000,000.00, to be dated the date of issue, to bear interest from such date at a rate of 15% per annum, compounding semiannually on the fifteenth day of each June and December in each year (commencing on the first of such dates after the date hereof) (each an "Interest

Date"), payable as provided in Section 2.3 hereof and at maturity, and to pay interest on overdue principal (including overdue required prepayment of principal) and (to the extent legally enforceable) on any overdue installment of interest at the rate of 16% per annum after maturity, whether by acceleration or otherwise, until paid, to be expressed to mature on February 28, 2004, and otherwise to be substantially in the form attached hereto as Annex I.

              Interest on the Subordinated Note shall be computed on the basis of a 360-day year of twelve 30-day months.

              The term "NOTE" as used in this Agreement shall mean and include the note in the principal amount of $14,000,000.00 originally issued pursuant to this Agreement and all notes issued in substitution or exchange for said note pursuant to this Agreement and, where applicable, shall include the plural number as well as singular.

      1.2.    COMMITMENT AND CLOSING DATE.

              Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, on the Closing Date hereinafter described, at a purchase price equal to 100% of the principal amount of said Note, the Note in the principal amount of $14,000,000.00. The closing will take place at the offices of Lewis, Rice & Fingersh, 500 N. Broadway, Suite 2000, St. Louis, Missouri 63102-2147, at 10:00 A.M. Central Time, on August 16 1996 or such other date as shall be mutually agreed upon (the "CLOSING DATE"). On the Closing Date, delivery of the Note will be made against payment therefor in Federal or other funds current and available in U.S. Dollars in an aggregate amount of the purchase price. The Note delivered to you on the Closing Date shall be registered in your name and shall be substantially in the form attached hereto as Annex I.

SECTION 2.    REPAYMENT OF NOTE.

      2.1.    REQUIRED PAYMENT.

              The outstanding principal balance of this Note shall be due and payable in a single installment on February 28, 2004.

      2.2.    OPTIONAL PREPAYMENTS.

              Except as prohibited by the terms of any of the Senior Indebtedness, the Company may, at any time and from time to time, prepay the outstanding Note, either in whole or in part, by payment of the principal amount to be prepaid and accrued interest thereon to the date of such prepayment.

      2.3.    PAYMENTS IN KIND OF INTEREST.

              Notwithstanding any other provisions of this Agreement or the Note to the contrary, interest accrued on the principal amount of the Note from time to time outstanding from the date of issue through and including the first Interest Date, and thereafter from each Interest Date through and including the next succeeding Interest Date, shall be added to the principal balance of the Note and bear interest from the applicable Interest Date at the rate provided in the Note.

      2.4.    DIRECT PAYMENT.

              Notwithstanding anything to the contrary in this Agreement or the Note, in the case the Note is owned by you or your nominee or owned by any other institutional holder which has given written notice to the Company requesting that the provisions of this Section shall apply, the Company will promptly and punctually pay when due the principal thereof and premium, if any, and interest thereon, without any presentment thereof, directly to you or such subsequent holder at your address set forth at the beginning of this Agreement or at such other address as you or such subsequent holder may from time to time designate in writing to the Company or, if a bank account is designated for you at the beginning of this Agreement or in any written notice to the Company from you or any such subsequent holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account of yours or such holder in any bank in the United States as you or any such subsequent holder may from time to time direct in writing. The holder of the Note agrees that if this Section shall apply, in the event it shall sell or transfer the Note (i) it will, prior to the delivery of the Note (unless it has already done so), make a notation thereon of all principal, if any, prepaid on the Note and will also note thereon the date to which interest has been paid on the Note, and (ii) it will promptly notify the Company of the name and address of the transferee of the Note. The Company shall be entitled to presume conclusively that the original or such subsequent institutional holder as shall have requested the provisions hereof to apply to the Note remains the holder of the Note until (x) the Company shall have received notice of the transfer of the Note, and of the name and address of the transferee, or (y) the Note shall have been presented to the Company as evidence of the transfer.

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SECTION 3.    COMPANY COVENANTS.

              The Company hereby covenants that, so long as the Note or any portion thereof remains outstanding:

      3.1.    SENIOR INDEBTEDNESS.

              The Company shall duly and punctually pay, observe and perform each of its obligations under the terms of its Senior Indebtedness.

      3.2.    PERFORMANCE OF OBLIGATIONS.

              The Company shall duly and punctually pay, observe and perform each of its obligations set forth herein and under any material binding agreement to which it may be obligated as the same may be at any time amended, modified or supplemented and in effect, all in accordance with the terms thereof other than contracts under which amounts to be received or paid by the Company are not in the aggregate in excess of $50,000 or which are being contested in good faith and for which the Company has reserved an amount at least equal to the full amount of potential liability and damages.

SECTION 4.    EVENTS OF DEFAULT AND REMEDIES THEREFOR.

      4.1.    EVENTS OF DEFAULT.

              Any one or more of the following shall constitute an "Event of Default" as the term is used herein:

                   (a) Default shall occur in the payment of interest on the Note when the same shall have become due and such amount shall remain unpaid for a period of five business days; or

                   (b) Default shall occur in the making of any required payment on the Note as provided in Section 2.1; or

                   (c) The Company or any Significant Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Significant Subsidiary causes or suffers an order for relief to be entered with respect to it under applicable Federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for the Company or such Significant Subsidiary or for the major part of the property of either; or

                   (d) A custodian, trustee or receiver is appointed for the Company or any Significant Subsidiary or for the major part of the property of either and is not discharged within 30 days after such appointment; or

                   (e) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Significant Subsidiary and, if instituted against the Company or any Significant Subsidiary, are consented to or are not dismissed within 60 days after such institution.

      4.2.    ACCELERATION OF MATURITY.

              When any Event of Default described in paragraphs (a) or (b) of
Section 4.1 has happened and is continuing, the holder of the Note (or, if more than one note has been issued in substitution or exchange for the Note, the holder or holders of 25% or more of the principal amount of the notes at the time outstanding) may, by notice in writing sent by registered or certified mail to the Company, declare the entire principal and all interest accrued on the Note to be, and the Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holder of the Note the entire principal amount thereof, and interest accrued thereon. When any Event of Default described in paragraphs (c), (d) or (e) of
Section 4.1 has occurred, then the Note shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Note becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holder of the Note the entire principal and interest accrued on the Note. No course of dealing on the part of the Note holder nor any delay or failure on the part of the Note holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law and whether any Event of Default is subsequently rescinded or annulled, to pay to the holder of the Note reasonable costs and expenses incurred by it in the collection of the Note upon any default hereunder or thereon, including reasonable compensation to such holder's attorneys for all services rendered in connection therewith.

      4.3.    RESCISSION OF ACCELERATION.

              The provisions of Section 4.2 are subject to the condition that if the principal of and accrued interest on the Note have been declared immediately due and payable by reason of

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the occurrence of any Event of Default described in paragraphs (a) through (j), inclusive, of Section 4.1, the holder of (or if more than one note has been issued in substitution or exchange for the Note, the holder or holders of 66-2/3% of aggregate principal amount of the notes then outstanding) may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, PROVIDED that at the time such declaration is annulled and rescinded:

                   (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Note or this Agreement;

                   (b) all arrears of interest upon the Note, late charges, and all other sums payable under the Note and under this Agreement (except any principal or interest on such Note which has become due and payable solely by reason of such declaration under Section 4.2) shall have been duly paid; and

                   (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to Section 5.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 5.    AMENDMENTS, WAIVERS AND CONSENTS.

      5.1.    CONSENT REQUIRED.

             Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holder of the Note (or, if more than one note has been issued in substitution or exchange for the Note, the holder or holders of at least 66-2/3% in aggregate principal amount of the notes then outstanding); provided that without the written consent of the holder of the Note (or in the event there is more than one note, all of the notes then outstanding), no such waiver, modification, alteration or amendment shall be effective (i) which will change the time of payment (including any prepayment required by Section 2.1) of the principal of or the interest on any Note or reduce the principal amount thereof or change the rate of interest thereon, or (ii) which will change any of the provisions of Sections 2 or 4 or this
Section 5.

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      5.2.    EFFECT OF AMENDMENT OR WAIVER.

              Any such amendment or waiver shall be binding upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 6.    INTERPRETATION OF AGREEMENT; DEFINITIONS.

      6.1.    DEFINITIONS.

              Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

                   "AFFILIATE" shall mean any Person (other than a Subsidiary)
              (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 10% or more of the Voting Stock of the Company or (iii) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

                   "CAPITALIZED LEASE" shall mean any lease the obligation for
              Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

                   "CAPITALIZED RENTALS" shall mean as of the date of any
              determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which the Company or any Subsidiary is a lessee would be reflected as a liability on a consolidated balance sheet of the Company and its Subsidiaries.

                   "DEFAULT" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 4.1.

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                   "GUARANTIES" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation, of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation,
              (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof.

                   "INDEBTEDNESS" of any Person shall mean and include all
              obligations of such Person which in accordance with generally accepted accounting principles shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property,
              (iv) Capitalized Rentals under any Capitalized Lease and (v) all Guaranties of such Person.

                   "LIEN" means, with respect to any asset or property, any
              mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or property.

                   "NOTE" is defined in Section 1.1.

                   "PARTNERSHIP" shall mean Harbour Group Investments III, L.P.

                   "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

                   "POST-PETITION INTEREST" means interest accruing in respect of Senior Indebtedness after the commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against the Company, at the rate applicable to such Senior Indebtedness pursuant to the terms of the Senior Financing Agreements, whether or not such interest is allowed as a claim enforceable against the Company in any such proceeding.

                   "RENTALS" shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called, "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

                   "SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

                   "SENIOR INDEBTEDNESS" of any Person shall mean (i) all
              indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets or capital stock by such Person, including without limitation all of such Person's indebtedness, obligations and liabilities of every kind and nature, whether now existing or hereafter arising, incurred pursuant to (A) that certain Loan Agreement dated as of August 16, 1996 among Trak International, Inc., Lull Lift Lift Corporation, The Boatmen's National Bank of St. Louis, as agent for itself and the other Lenders named therein (the "AGENT"), and the Lenders, as amended, modified, restated or replaced from time to time (together with all documents, certificates and agreements executed in connection therewith, the "SENIOR CREDIT AGREEMENT"), and (B) that certain Note Purchase Agreement, dated as of August 16, 1995, between Trak International, Inc. and The Minnesota Mutual Life Insurance Company, as amended from time to time (the "MIMLIC NOTE AGREEMENT") (the Senior Credit Agreement and the MIMLIC Note Agreement are herein referred to collectively as the "SENIOR FINANCING AGREEMENTS"), (ii) all Capitalized Rentals of such Person, (iii) all Guaranties of such Person of obligations of others of the type described in clauses (i) and (ii) above, and (iv) all Post-Petition Interest in respect of any of the foregoing; provided, however, that "Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Note and other loans and guarantees made to the Company and/or its Subsidiaries by the Partnership, or (b) Indebtedness that is expressly subordinated in all respects to the Indebtedness described in clause (a). "CONSOLIDATED" when used as a prefix to any Senior Indebtedness shall mean the aggregate amount of all such Senior Indebtedness of the Company and its Subsidiaries on a consolidated basis eliminating inter-company items.

                   "SIGNIFICANT SUBSIDIARY" shall mean, with respect to a
              Subsidiary of the Company, a Subsidiary having a book value of, or generating revenues at least equal to, 10% of, respectively, the total book value of or the total revenues generated by the Company and all of its Subsidiaries.

                   "SUBSIDIARY" shall mean, as to any particular parent
              corporation, any corporation of which more than 80% (by number of votes) of each class of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation.

                   "VOTING STOCK" shall mean Securities of any class or
              classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of the corporate directors (or Persons performing similar functions).

      6.2.    ACCOUNTING PRINCIPLES.

              Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with generally accepted accounting principles in effect on the date hereof, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

      6.3.    DIRECTLY OR INDIRECTLY.

              Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 7.    MISCELLANEOUS.

      7.1.    REGISTERED NOTE.

              The Company shall cause to be kept at its principal office a register for the registration and transfer of the Note (hereinafter called the "Note Register"), and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided and under such reasonable regulations as it may prescribe, the Note issued pursuant to this Agreement.

              At any time and from time to time the registered holder of the Note may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing.

              The Person in whose name the Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal and interest on the Note shall be made to or upon the written order of such registered holder.

      7.2.    EXCHANGE OF NOTE.

              At any time, and from time to time, upon not less than ten days' notice to that effect given by the holder of the Note initially delivered or of any Note substituted therefor pursuant to Sections 7.1 or 7.3 or this Section 7.2, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to the holder, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons, or order, as may be designated by such holder, and otherwise of the same form and tenor as the Note so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer. All Notes shall be legended to state that the indebtedness evidenced thereby is subordinated to the indebtedness described in clause (i) of the definition of Senior Indebtedness pursuant to the applicable subordination agreement.

      7.3.    LOSS, THEFT, ETC. OF NOTE

              Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of the Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Partnership or any subsequent institutional holder is the owner of such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

      7.4.    EXPENSES, STAMP TAX INDEMNITY.

              Whether the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your reasonable out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of your counsel, duplicating and printing costs and charges for shipping the Note, adequately insured to you at your home office or at such other place as you may designate, and so long as you hold the Note, all such expenses relating to any amendment, waivers or consents pursuant to the provisions hereof. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Note, whether the Note is then outstanding. The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement.

      7.5.    POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE.

              No delay or failure on the part of the holder of the Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of the Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Section 7 hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

      7.6.    NOTICES.

              All communications provided for hereunder shall be in writing and, if to you, delivered or mailed by registered or certified mail, addressed to you at your address appearing at the beginning of this Agreement or such other address as you or the subsequent holder of any Note initially issued to you, may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail to the Company at: UNIQUIP CORPORATION, c/o Harbour Group Industries, Inc., 7701 Forsyth Boulevard, Clayton, Missouri 63105, Attention: Chief Executive Officer, or to such other address as the Company may in writing designate to you or to a subsequent holder of the Note initially issued to you.

      7.7.    SUCCESSORS AND ASSIGNS.

              This Agreement shall be binding upon the Company and its successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of the Note, and if any subsequent holder of any Note shall have presented the same to the Company for inspection, accompanied by a written designation of the address to which notice in respect of the Note of such holder is to be given, then wherever in this Agreement it is provided that notice shall be given to the holder of the Note, the notice in respect of the Note so presented shall be addressed to such holder at the address so given. The Company aggrees that The Boatmen's National Bank of St. Louis, the original holder of the Note, may assign and sell the Note to Harbour Group Investments III, L.P.

      7.8.    SURVIVAL OF COVENANTS AND REPRESENTATIONS.

              All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Note.

      7.9.    SEVERABILITY.

              Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

      7.10.   GOVERNING LAW.

              This Agreement and the Note issued and sold hereunder shall be governed by and construed in accordance with Missouri law.

      7.11.   CAPTIONS.

              The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

      7.12.   LIMITATION ON INTEREST.

              No provision of this Agreement or of the Note shall require the payment or permit the collection of interest in excess of the maximum which is permitted by law. If any such excess interest is provided for herein or in the Note, or shall be adjudicated to be so provided for, then the Company shall not be obligated to pay such interest in excess of the maximum permitted by law, and the right to demand payment of any such excess interest is hereby waived, any other provisions in this Agreement or in the Note to the contrary notwithstanding.

      7.13. STATEMENT PURSUANT TO SECTION 432.045 OF THE REVISED STATUTES OF MISSOURI.

              Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debts are not enforceable. To protect you and the Company from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

SECTION 8.    [INTENTIONALLY DELETED]

SECTION 9.    EXECUTION; COUNTERPARTS.

              The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                               [signature page follows]

                             UNIQUIP CORPORATION


                             By:/s/ Francis M. Loveland
                                --------------------------
                                Name:
                                Title:


Accepted on August 16, 1996

THE BOATMEN'S NATIONAL BANK OF ST. LOUIS



By:  /s/ Paul Porter
     ------------------------
     Name:
     Title:

                                                           ANNEX I

                                       FORM OF

                                 UNIQUIP CORPORATION

                                15% Subordinated Note

                                Due February 28, 2004


No. R-1

$14,000,000.00                                    August  , 1996


         UNIQUIP CORPORATION, a Delaware corporation (the "Company"), for value received hereby promises to pay to

                       THE BOATMEN'S NATIONAL BANK OF ST. LOUIS


                                or registered assigns
                          on the 28th day of February, 2004
                               the principal amount of



                              FOURTEEN MILLION DOLLARS
                                   ($14,000,000.00)


or such aggregate unpaid principal amount as shall be outstanding under this Note, plus all interest accrued thereon. Interest (computed on the basis of a 360-day year of twelve 30-day months) shall accrue on the principal amount from time to time remaining unpaid hereon at the rate of 15% per annum, compounding semiannually on the fifteenth day of each June and December in each year commencing on the first of such dates after the date hereof (each an "Interest Date"), from the date hereof until maturity. Interest accrued on the principal amount of the Note from time to time outstanding from the date of issue through and including the first Interest Date, and thereafter from each Interest Date through and including the next succeeding Interest Date, shall be added to the principal balance of the Note and bear interest from the applicable Interest Date at the rate provided in the Note. The Company agrees to pay interest on overdue principal (including any overdue required prepayment of principal) and (to the extent legally enforceable) on any overdue installment of interest at the rate of 16% per annum after maturity, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of The Boatmen's National Bank of St. Louis, One Boatmen's Plaza, 14th Floor, 800 Market Street, St. Louis, Missouri 63101 in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

         This Subordinated Note is issued under and pursuant to the terms and
provisions of that certain Subordinated Note Agreement dated August   , 1996,
entered into by The Boatmen's National Bank of St. Louis ("CREDITOR") with the Company (the "SUBORDINATED NOTE AGREEMENT") and shall be subordinated and inferior in right of payment to the Company's Senior Indebtedness as defined in the Subordinated Note Agreement upon the terms and conditions set forth in that certain Subordination Agreement of even date between the Creditor and The Boatmen's National Bank of St. Louis, as agent for itself and other lenders, and that certain Subordination Agreement of even date between the Creditor and The Minnesota Mutual Life Insurance Company.

         This Subordinated Note may be declared due prior to its expressed maturity date and certain optional prepayments may be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Subordinated Note Agreement.

         This Subordinated Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Subordinated Note or its attorney duly authorized in writing. Payment of or on account of principal and interest on this Subordinated Note shall be made only to or upon the order in writing of the registered holder.

         Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debts are not enforceable. To protect the Creditor and the Company from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

                             UNIQUIP CORPORATION

                             By:
                                 --------------------------
                                 Name:
                                 Title: